UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2014, the Compensation Committee of the Board of Directors of QLogic Corporation, a Delaware corporation (the “Company”), approved annual cash incentive payments with respect to fiscal year 2014 for the Company’s principal executive officer, the Company’s principal financial officer, and certain of the Company’s executive officers whose compensation was disclosed in the Summary Compensation Table included in the Company’s proxy statement for its last annual meeting of stockholders.

Name and Principal Position	FY2014 Annual Cash Incentive
Prasad Rampalli, President and Chief Executive Officer*	$81,000
Jean Hu, Senior Vice President and Chief Financial Officer	$236,000
H.K. Desai, Executive Chairman	$589,433
Robert B. Crawford, Senior Vice President, Worldwide Sales	$151,053

*	Mr. Rampalli joined the Company in February 2014 and received a prorated cash incentive award for fiscal year 2014.

In addition to the annual cash incentive payments noted above, the Compensation Committee approved a special award in the amount of $338,000 for Ms. Hu in recognition of her service as the Company’s Interim Chief Executive Officer from May 2013 to February 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

May 28, 2014	/s/ Jean Hu
Jean Hu
Senior Vice President and Chief Financial Officer